Exhibit 99.3

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EDITED TRANSCRIPT

DTSI - DTS Inc Conference Call to Discuss its Definitive Agreement to Acquire iBiquity Digital Corporation

EVENT DATE/TIME: SEPTEMBER 02, 2015 / 12:00PM  GMT

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SEPTEMBER 02, 2015 / 12:00PM GMT, DTSI - DTS Inc Conference Call to Discuss its Definitive Agreement to Acquire iBiquity Digital Corporation

CORPORATE PARTICIPANTS

 Geri Weinfeld DTS, Inc. - Director of IR

 Jon Kirchner DTS, Inc. - President and CEO

 Bob Struble iBiquity Digital Corporation - President and CEO

 Mel Flanigan DTS, Inc. - CFO

CONFERENCE CALL PARTICIPANTS

 Paul Coster JPMorgan - Analyst

 Jim Goss Barrington Research Associates - Analyst

 Rob Stone Cowen and Company - Analyst

 Steven Frankel Dougherty & Company - Analyst

 PRESENTATION

Operator

 Good day ladies and gentlemen. Thank you for standing by. Welcome to the conference call and webcast discussing today’s announcement by DTS of its acquisition of iBiquity Digital Corporation. (Operator Instructions). The conference is being recorded today, September 2, 2015.

I would now like to turn the call over to Geri Weinfeld, Director of DTS Investor Relations. Geri, please go ahead.

Geri Weinfeld  - DTS, Inc. - Director of IR

Thank you, operator. Good morning, everyone. Welcome to the call and thank you for joining us on short notice. In addition to today’s press release there is also an overview presentation which you can access with the webcast and which will be posted to the website following the call.

With me on today’s call from DTS are Jon Kirchner, Chairman and CEO; Mel Flanigan, CFO; and Brian Towne, President Asia-Pacific. We are also joined by iBiquity’s CEO, Bob Struble. At the conclusion of the prepared remarks we will open the call for Q&A.

Before we begin I would like to remind you that today’s discussion contains forward-looking statements that are predictions, projections or other statements about future events which are based on management’s current expectations and beliefs and therefore subject to risks, uncertainties and changes in circumstances.

Please refer to the risk factors section in our SEC filings including our most recent Form 10-K and 10-Q for more information on the risks and uncertainties that could cause our actual results to differ materially from what we discussed today. Please note that the Company does not intend to update or alter these forward-looking statements to reflect events or circumstances arising after this call.

With that I would like to turn it over to DTS Chairman and CEO, Jon Kirchner.

Jon Kirchner  - DTS, Inc. - President and CEO

Thanks, Geri. Let’s turn to slide three. We are very excited to announce the acquisition of iBiquity Digital Corporation expanding our platform for providing high-quality audio solutions and experiences across the entertainment spectrum. Importantly this transaction extends our reach into the large global and growing digital radio broadcasts market as well as the accelerating trend toward advanced infotainment and robust data systems in cars.

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SEPTEMBER 02, 2015 / 12:00PM GMT, DTSI - DTS Inc Conference Call to Discuss its Definitive Agreement to Acquire iBiquity Digital Corporation

Additionally, we believe that digital broadcast radio has interesting opportunities for expansion in both the home and mobile markets. The transaction is expected to be almost immediately accretive and is expected to drive both strategic and financial synergy over time.

As we move into an ever more network connected world, the range of technologies that support various content sources reaching connected devices continues to evolve. It includes both deeply established content sources that are moving into the digital realm like HD radio broadcasts as well as Internet-based technologies like OTT video and streaming music. These content sources are all part of a spectrum of entertainment consumers enjoy every day across a range of listening environments and devices.

Therefore HD radio technology is highly relevant to the future of cars, electronics and mobile devices particularly as consumers face increasing costs for bandwidth required to support their data and entertainment consumption. Free, over the air broadcast radio upgraded to digital with HD radio technology has an important place in the range of options for consumer entertainment.

This deal is a natural fit for us and will bring a number of long-term benefits to the combined company.

I am pleased to have Bob Struble, Founder and CEO of iBiquity here with me today. Bob will provide an overview of the iBiquity business in a few moments.

Before that, let’s flip to slide four. I would like to share my thoughts on why we think the iBiquity business is a great fit for DTS. iBiquity is the sole provider of HD radio technology, the only FCC approved AM/FM digital upgrade technology in the United States and therefore is strongly positioned to capitalize on broadcast radio’s ongoing digital upgrade. iBiquity has been and will continue to be a strong partner in the transition from analog to digital radio broadcast.

It has built a strong radio broadcast infrastructure with more than 2300 US radio stations covering over 90% of the US population. Its technology enables new innovative features such as the additional digital audio channels and value-added data services like real-time traffic, music tagging and album cover art. Fundamentally, HD radio technology is the essential ingredient in delivering a far richer consumer radio experience.

iBiquity has an attractive growth profile notably in the OEM automotive market driven by relationships with every major automotive brand serving the US market. Last year approximately 35% of cars sold in the US shipped with HD radio receivers. They have a range of growth opportunities internationally with broadcasters and automakers as well as potential expansion in the mobile and CE markets.

The deal further augments our already extensive IP portfolio adding more than 100 US patents as well as copyrights, know-how and trademarks. HD radio technology has a strong brand among broadcasters and consumers. According to a recent survey, 72% of consumers definitely want an HD radio receiver in their next car.

Now I would like to hand it over to Bob.

Bob Struble  - iBiquity Digital Corporation - President and CEO

Thanks, Jon. I’m excited to be here. We believe that there are some great opportunities for us ahead as we leverage DTS’s market position and utilize its proven platform to deliver compelling audio solutions.

For those of you who aren’t as familiar with iBiquity or HD radio technology, let me give you a little more detail into some of the areas Jon just reviewed and share my thoughts on why we think this deal makes so much sense.

Turning to slide five, much like you see in DTS’s other business areas, content drives demand. AM and FM radio is widely used by more than 90% of Americans on a weekly basis and like all other media, broadcast radio is in the process of upgrading to digital delivery. We provide our broadcast partners state-of-the-art technology which enables them to enhance their competitiveness and grow their business by offering improved audio quality, new digital content and new value-added services.

There are now over 1600 new HD2, HD3 and HD4 FM digital stations across the country which offer consumers diverse new content not available on analog radio. Broadcasters are providing a host of new digital data services like broadcasting album cover art and real-time traffic data which both enhance the customer experience and generate new revenue. There is still room for broadcast expansion in the US with a total of more than 13,000 US radio stations capable of upgrading to digital.

As Jon mentioned and as we see on slide six, a prime driver of our growth has been a very attractive automotive OEM business which is well-established and has substantial upside potential.

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SEPTEMBER 02, 2015 / 12:00PM GMT, DTSI - DTS Inc Conference Call to Discuss its Definitive Agreement to Acquire iBiquity Digital Corporation

Over the past 15 years, we have established relationships and executed contracts with every major automaker selling cars in the US and with most of their Tier 1 automotive suppliers. Every one of the 36 major auto brands servicing the US market offers HD radio receivers in some of their vehicles. HD radio receivers come in over 200 vehicle models and the technology is standard equipment on over 100 models.

And while we have reached critical mass in OEM automotive, there is clearly still a long runway with great growth potential ahead.

As you can see on slide seven, we have been encouraged by the consumer feedback we received. We see positive trends and solid results on all the key metrics, awareness, satisfaction, advocacy and demand and we are doing significant work to elevate the HD radio brands among broadcasters and consumers. We partner with major broadcasters and local stations on HD radio promotion through efforts such as local radio spots, product giveaways, station website promotion and event marketing. And we’ve got a growing digital and social media presence including a consumer facing website, HDradio.com, as well as an HD radio station guide app for both iOS and Android.

We are confident that with DTS’s support we will continue to grow the brands.

Now let me turn it back to Jon who will talk more about the combined opportunity for DTS and iBiquity.

 Jon Kirchner  - DTS, Inc. - President and CEO

 Thanks, Bob. So let’s shift to slide eight. iBiquity is a compelling strategic and financial fit for DTS. Our companies have a shared vision. DTS and iBiquity both have a similar focus on delivering the highest quality audio experience to consumers. And outside of theaters we think over time consumers will experience entertainment in three key environments, at home, on mobile and in the car. Thus it is strategically important for us to broaden our reach in both the radio broadcast and auto markets where we can further build our footprint and help play a role in the coming age of deeper mobile and auto infotainment integration.

Additionally, we expect to drive the expansion of HD radio technology and our other solutions into a greater number of devices in all of our markets, placing DTS as an essential ingredient everywhere people choose to consume entertainment.

iBiquity operates under an IP licensing model, similar to DTS, which means it has attractive margins and generates strong cash flow. Unit ASPs are also very attractive in the mid-single digit dollars for automotive which makes increases in marginal unit volumes quite impactful.

Lastly, by joining DTS’s global licensing platform, iBiquity will be better positioned to drive growth in all its addressable markets including international automotive, traditional home and mobile.

Turning to slide nine, from a broader DTS perspective as we look ahead in our network connected markets, the addition of a strong play in broadcast and automotive only further enhances our long-term growth strategy. For example, there are currently 17 million new cars purchased in the US every year. With HD radio penetration currently sitting at 35%, we see sizable upside as our penetration continues to grow.

iBiquity has been focused on several additional growth factors and DTS brings resources, a strong brand and a powerful global platform to help drive these opportunity areas.

The HD radio system is still primarily used in North America but we see plenty of room for international expansion as we look out several years especially in emerging markets like Latin America and Asia. We also see growth opportunities in mobile devices and data applications. Many smartphones now ship with an FM chip and these chips are increasingly being activated which opens the door for future opportunities for us and mobile.

Lastly, we have room for expansion in the CE space. For example more than 35 licensees have rights to build in market HD radio receivers.

I will now hand the call over to Mel Flanigan to discuss the financial details of the transaction. Mel?

 Mel Flanigan  - DTS, Inc. - CFO

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SEPTEMBER 02, 2015 / 12:00PM GMT, DTSI - DTS Inc Conference Call to Discuss its Definitive Agreement to Acquire iBiquity Digital Corporation

 Thanks, Jon. Turning to slide 10, the purchase price of approximately $172 million on a cash-free, debt-free basis will be financed with a combination of roughly $135 million in new debt and $37 million in cash. The deal overall is additive to revenue, strengthens our margin profile and is expected to be accretive beginning in 2016. We expect to recognize both strategic and financial synergies over time as we combine our respective businesses.

The agreement has been unanimously approved by our Board and we expect the transaction to close in Q4 2015 following the satisfaction of customary closing conditions. iBiquity will be functionally integrated with DTS and will continue to operate out of Columbia, Maryland.

The HD radio business will continue to be run by Bob and a number of key leaders from his iBiquity team. We are pleased to add a strong and talented workforce to the DTS family.

Turning to slide 11, turning to our outlook for 2015, our forecast for revenue is still $140 million to $145 million. As you may remember from the SRS acquisition a few years ago due to the accounting rules around revenue recognition for licensing companies the bulk of iBiquity’s Q4 revenue will not be recognizable by DTS while all of the related operating expenses will be recognized from the date of closing forward.

To be clear, licensing business revenue is typically reported and recognized after the month or quarter in which it was earned, that is when customers build their products. Since we do not expect to own the business before the end of Q3, we can’t book the revenue that would naturally occur in Q4 even though we will receive the related cash. By Q1 2016, we will be back to booking revenue as normal.

As a result, our revised operating income and EPS guidance excluding transaction related costs and integration expenses for 2015 is as follows. Non-GAAP operating margins will be in the range of 24% to 26% and non-GAAP EPS in the range of $1.27 to $1.35. This assumes approximately $1.3 million of interest expense.

Turning to slide 12, given we typically have more visibility into the DTS business at the start of the fiscal year, we are not in a position to provide 2016 guidance on the DTS business today. However in an effort to give you some financial color on iBiquity’s business, we are providing you with a pro forma look at the expected iBiquity business on a standalone basis for 2015. We currently expect revenue in the range of $40 million to $50 million with GAAP operating margins of approximately 30% to 36%. Separately based on the financing of the transaction, DTS’s interest expense will increase to approximately $5 million per year going forward.

In summary, the transaction will be accretive almost from the beginning and we expect to further drive key strategic and financial synergies. The transaction structure is designed to optimize our capital structure and fully take advantage of today’s low interest rates.

Looking ahead, our cash flow priorities will be focused on reducing leverage and investing for growth. Note that we still have about 1 million shares authorized under our repurchase plan which we will continue to evaluate opportunistically.

Overall, the acquisition supports double-digit revenue growth and should accelerate operating margin expansion.

Finally, we are focused on affecting a seamless and rapid integration in which both the DTS and iBiquity teams remain engaged and energized by the opportunities ahead. By doing so, we believe we can ensure that our combined employees, customers and investors receive the full benefits of the transaction.

Now let’s turn the call back over to Jon to close.

 Jon Kirchner  - DTS, Inc. - President and CEO

 Thanks, Mel. Turning to slide 13, this acquisition bolsters our prospects for attractive long-term growth, increases our footprint in the broadcast and automotive space and adds key IP and technology to our robust suite of audio solutions which will enable us to more widely license our solutions geographically and into all of our key markets whether home, mobile or automotive.

I would like to take a minute to welcome the iBiquity employees to the DTS family. We are very glad to have you join our team.

With that, operator, let’s please go ahead and open up the call for questions.

 QUESTION AND ANSWER

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SEPTEMBER 02, 2015 / 12:00PM GMT, DTSI - DTS Inc Conference Call to Discuss its Definitive Agreement to Acquire iBiquity Digital Corporation

Operator

(Operator Instructions). Paul Coster, JPMorgan.

Paul Coster  - JPMorgan - Analyst

Congratulations on this transaction, looks like a good fit. Quick questions. First of all, the business models look very similar. Are they pretty much identical, is this a pure licensing business or is the iBiquity business also including some product sales and services?

Jon Kirchner  - DTS, Inc. - President and CEO

Paul, there is substantially -- or come at it differently -- the business is substantially similar, it is a licensing play, there is a small element of product, very small. Very small but we view it as a licensing play on very similar terms to our own business.

Paul Coster  - JPMorgan - Analyst

So we shouldn’t expect a change in working capital or CapEx for instance which are obviously very modest given your pure licensing model at DTS. Is that a correct statement?

Jon Kirchner  - DTS, Inc. - President and CEO

Correct.

Paul Coster  - JPMorgan - Analyst

And then the gross margins on this business I assume are also up in the 90s, is that correct?

Jon Kirchner  - DTS, Inc. - President and CEO

Correct.

Paul Coster  - JPMorgan - Analyst

As you expand the penetration of the auto segment from 35% and go higher, will the pricing terms be these same or are there concessions as you increase your penetration levels in the auto industry?

Bob Struble  - iBiquity Digital Corporation - President and CEO

We don’t see price concessions, Paul, this is Bob. We’ve got long-term contracts in place with our suppliers. Those typically run anywhere from five to 10 years and our strategy really for maintaining our license rates has been to add features, functionality to the product and essentially give folks more for the same amount of money so we don’t foresee any pricing pressure.

Paul Coster  - JPMorgan - Analyst

Last question, the ASPs for the auto industry and also the ASPs for the transmission equipment at radio stations, can you give us some sense of what they might be?

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SEPTEMBER 02, 2015 / 12:00PM GMT, DTSI - DTS Inc Conference Call to Discuss its Definitive Agreement to Acquire iBiquity Digital Corporation

Jon Kirchner  - DTS, Inc. - President and CEO

Let me take the automotive piece, mid single-digit dollars, Paul, is kind of where this business is and will continue to be.

Bob Struble  - iBiquity Digital Corporation - President and CEO

And on the broadcast side, Paul, when a station lights up HD radio, we are going to get a license fee, a one-time license fee on average of $8000 that is really immaterial financially to the business. It is important strategically and we see new stations going on the air every year but financially it is not material.

Paul Coster  - JPMorgan - Analyst

Sorry, one last question. When do you think this will be accretive, Mel? Is it early 2016 or immediately in 2016?

Mel Flanigan  - DTS, Inc. - CFO

Obviously it is partially tied to the timing of the actual closing of the transaction but at this point we would expect it to be in early 2016.

Paul Coster  - JPMorgan - Analyst

Very good. Thanks very much.

Operator

Jim Goss, Barrington Research.

Jim Goss  - Barrington Research Associates - Analyst

Thanks. For either Bob or Jon, I was wondering to this point 35% penetration after quite a few years of trying, I know there has been a lot of resistance on the part of some of the automakers to incurring a cost where they didn’t see an immediate return. And I was wondering if there is anything you can do now to meet this resistance and if there is any theoretical limit you would suggest as to just how many cars the HD radio technology would be put into?

Jon Kirchner  - DTS, Inc. - President and CEO

Jim, maybe I will take the first part of that question and let Bob address the second.

So as you think about it, content and ultimately helping build the ecosystem ultimately drives device demand. It is not dissimilar from the ecosystems we have been building for 20 plus years across the DTS business. And we think in the case of HD radio technology that with the current broadcaster footprint as well as the current device footprint, that it is, it is reaching critical mass and will continue to grow. So I think resistance initially to building ecosystems is not unusual for some of the players in the channel but over time as the value proposition gets well-established and competitively people start to deploy the technology and there is more of a direct consumer benefit, we believe that that really creates the conditions for the ecosystem to advance more rapidly and from there not just of course in the US but elsewhere in North America.

So in short it may have taken a longer time to get here but as we sit here today we believe the prospects are very positive looking out five to 10 years.

Bob Struble  - iBiquity Digital Corporation - President and CEO

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SEPTEMBER 02, 2015 / 12:00PM GMT, DTSI - DTS Inc Conference Call to Discuss its Definitive Agreement to Acquire iBiquity Digital Corporation

To add on that, I think Jim, I wouldn’t characterize what we are seeing in the auto market anymore as resistance and I think a large part of that is just building to critical mass. Again 35% of all of the new cars sold in the country last year came with the technology but I think also the trends in automotive are in our favor. The trend towards increasing focus on infotainment packages totally benefits us. What is in that center stack in terms of an entertainment information offering is now as important a buying factor for cars as acceleration and safety and mileage and that is in our favor.

The trend towards most manufacturers now putting screens in cars is certainly in our favor, the HD radio experience is richer, visuals like album cover art, advanced services like real-time traffic. So those trends are very much in our favor and I think have overcome a lot of that resistance.

To the second part of the question on the limit, the limit is 100%. Realistically there are probably some vehicles that are sold in the country that come without radios, fleet vehicles, delivery vehicles, those sorts of things but we certainly see no shortage of runway in front of us and that number -- pick it -- is going to be 85%, 90% or 95% ultimately.

Jim Goss  - Barrington Research Associates - Analyst

I am wondering too as you integrate DTS and HD to the extent that the HD codec provides the clarity of signal, is there a way to integrate some of the DTS technology given the audio or object-based codec into HD such that perhaps if you allocated more bit rate you would get a more enhanced sound at least for certain channels and then that might be an added selling point for the technology?

Jon Kirchner  - DTS, Inc. - President and CEO

Jim, for obvious reasons I am not going to comment about specific technology type roadmap and some of the strategy around that. But suffice it to say that we believe the collection of technologies and our ability to offer an enhanced set of solutions to our customers across the board is something we are super excited about and believe there is a lot of good stuff to come there.

Jim Goss  - Barrington Research Associates - Analyst

And one final one. To the extent that -- early on it didn’t seem like going beyond the United States made any sense but more recently I think Bob, you have talked about some international markets as having an opportunity and Jon, you were just talking about that again. I’m wondering if this would be sort of on a consulting relationship basis where you would not be the doer as much as getting a license fee to support somebody else providing those services internationally and how important those might be over some intermediate period of time?

Jon Kirchner  - DTS, Inc. - President and CEO

I think there are multiple models of engagement, Jim, as it relates to international territories. Sometimes you can go direct, in some cases there may be partners that you might choose in some of these places. The good news is the technology stack itself as well as the head and integration with key equipment providers is done and the technology is proven. And one difference perhaps between where iBiquity has been and where DTS currently is is that we have already got a global infrastructure to a great degree where we have got existing relationships with a lot of the same customers and we have presence on the ground and we’ve got field applications engineering on the ground which really should allow us to more quickly perhaps accelerate some of the work that HD radio, the HD radio team has been doing for some time.

So suffice it to say that we will of course explore all the different options on how to build the business but I do believe that our ability to directly go at a lot of the addressable market is significantly enhanced by virtue of the size and history and extent of the platform that we have built over the last 20 years.

Bob Struble  - iBiquity Digital Corporation - President and CEO

And on that again, a couple of things, anywhere there is AM and FM in the world is an opportunity for us and that is everywhere. So it is a very big world market. Jim, as you know we focused exclusively on the US for many years and the theory was if we got it right here then that would be a business that we could take out of the country for additional growth. We have seen that begin. We are the standard HD radio technology, the standard in Mexico, it is the standard in Panama, it is the standard in the Philippines. We have extensive testing and actually commercial operations going out in Canada.

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SEPTEMBER 02, 2015 / 12:00PM GMT, DTSI - DTS Inc Conference Call to Discuss its Definitive Agreement to Acquire iBiquity Digital Corporation

So that progress has been substantial in the last few years. We are as Jon said very excited with DTS’s global footprint to be able to accelerate that as we combine forces.

Jim Goss  - Barrington Research Associates - Analyst

Thanks. It seems like a great match for both of you.

Jon Kirchner  - DTS, Inc. - President and CEO

Indeed we think it is.

Operator

Rob Stone, Cowen and Company.

Rob Stone  - Cowen and Company - Analyst

Congrats on what sounds like a great combination. A lot of my questions have been answered. I wanted to ask -- I get the sense that you really see this as an additive combination with room to do more together as opposed to some kinds of acquisitions where a part of the accretion results from taking out duplicative costs. Do I get that sense correctly?

Jon Kirchner  - DTS, Inc. - President and CEO

Yes, obviously there is synergy, financial synergy anytime you are combining businesses so we expect to realize that as well. But I think the right way to think about it is over time given where the markets are going, just general underlying technology trends as well as the fact that you’ve got a huge population outside the United States and we are in emerging markets that are really effectively driving the automotive business as well as driving the mobile business and all businesses in many ways. We think that we will be able to leverage this combination in ways that really help synergistically drive the top line.

But I at the same time want to strike a cautionary note just in that given the nature of the way the businesses that we serve work and the technology cycles, it is not something that you are going to see pop out immediately. It is something that is going to happen over the next few years. We’ve got a lot of work to do but work that we believe we’ve got a clear vision around and that which should ultimately make us very, very successful.

Rob Stone  - Cowen and Company - Analyst

That was actually where my next question was going to go, Jon, which is or for you and Bob, which are the areas where you see the biggest opportunity because of DTS greater experience or presence or more resources to broaden the footprint? For instance, we have followed iBiquity for a number of years and getting deployed more on the CE device side is something that seems like a tantalizing opportunity but there aren’t that many devices out there. Is that for instance one of the key areas where you see the chance to bring more resources to bear?

Jon Kirchner  - DTS, Inc. - President and CEO

Yes, I would characterize them in three buckets, Rob. One is obviously the automotive expansion internationally to other territories we think we can add value there although be it it is a slightly longer runway but when you get there it tends to be very stable as well as attractive.

Secondly is the broader CE market. We are engaging with CE manufacturers every single day around the world and now have the ability as soon as this transaction closes to start beginning having conversations around the HD radio element of the technology suite.

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SEPTEMBER 02, 2015 / 12:00PM GMT, DTSI - DTS Inc Conference Call to Discuss its Definitive Agreement to Acquire iBiquity Digital Corporation

And then I think thirdly, mobile is an interesting category because you have got the presence of FM chips in a lot of phones. You are beginning to see a little bit of this discussion in the news and as you think about the emerging markets in particular where there is great sensitivity around bandwidth costs and whatnot, the opportunity to leverage the FM experience in a more attractive way we believe is an area that gives us another angle on expanding our mobile business in general where we think over time of course a lot of the unit volumes in the CE space are going to continue to go.

So you look at those three areas and that is essentially I think the broad strategy around how you look to expand the business and there are areas that we know well collectively and areas we believe we can successfully execute in.

Rob Stone  - Cowen and Company - Analyst

Okay. And a final question for Bob if I may. Bob, which of the international automotive markets where you have been doing some of the missionary work do you think is closest to be able to have a bigger deployment?

Bob Struble  - iBiquity Digital Corporation - President and CEO

Well, it is already in progress so I mentioned Mexico and Canada, those markets are already driving revenue for us. Mexico I believe at last count there is 800,000 HD radio equipped vehicles on the road. And the great news again when we hit these international markets, the cycle time to see receivers enter those markets is just dramatically shortened from what our initial experience in the US was. The cars were already built in many instances it is easier for a car guy to ship the same vehicles he is selling in the states to Mexico and Canada, so we think those will be very rapid.

Canada’s also another good example. We think by the end of year there will be over 1 million cars on the road in Canada with HD radio technology even though we are not the standard there yet, stations are operating, people listen cross-border and as I said, it is easier for car guys to ship those cars beyond.

We are working hard, as I mentioned, we are the standard in the Philippines and in Panama we see cars going to other Latin American markets. We are working hard on Brazil which hopefully might be the next one although that is a longer-term proposition.

So Mexico, Canada for sure and then beyond there and as Jon mentioned, capitalizing on the extensive DTS global footprint was one of the key attractions of the deal.

Rob Stone  - Cowen and Company - Analyst

So potential maybe for a beachhead in Europe?

Bob Struble  - iBiquity Digital Corporation - President and CEO

You know, Europe, I will answer the question two ways. We don’t strategically look at Europe as the highest priority because it is a DAB market like largely. Unlike in the US where we are the sole source position, there are other digital radio standards around the world, DAB is the European one and fairly well-established in Western Europe. That being said as we speak, there are 10 markets in Romania that have stations up and operating with HD radio technology for the Romanian broadcasters. They didn’t like the DAB solution. They approached us and we are working with them so not perhaps the market you would have as number one on your list, Romania, but if you go to Bucharest you will hear some great HD radio broadcasts.

Rob Stone  - Cowen and Company - Analyst

Okay, that is not on my itinerary just yet but I will let you know. Thanks, guys.

Operator

(Operator Instructions). Steven Frankel, Dougherty & Company.

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SEPTEMBER 02, 2015 / 12:00PM GMT, DTSI - DTS Inc Conference Call to Discuss its Definitive Agreement to Acquire iBiquity Digital Corporation

Steven Frankel  - Dougherty & Company - Analyst

Good morning. A couple of questions for Bob if I may. First of all, what kind of revenue growth did the company or will the company show in 2015? Then as a follow-up, what percent of radio listening do you think is captured by HD today?

Bob Struble  - iBiquity Digital Corporation - President and CEO

I can’t give you the financial numbers because we are getting educated on the joys of being a public company so the growth was good but that is all I will say.

Steven Frankel  - Dougherty & Company - Analyst

Double digits?

Bob Struble  - iBiquity Digital Corporation - President and CEO

Sorry?

Steven Frankel  - Dougherty & Company - Analyst

Was that double-digit growth?

Bob Struble  - iBiquity Digital Corporation - President and CEO

We had good growth. And we will leave it at that.

To answer the question on radio listening, a couple of different ways. First off on the station infrastructure side, if you look at the number of stations on the air, 2300, that accounts for 94% of all radio listening that is taking place across the country which means that we have been able to work with the radio broadcast companies and make sure that the most important stations are on the air.

In terms of cars on the road life to date and receivers out there, somewhere in the 25 million to 30 million range so that would be roughly 10% of the vehicles on the road and that will tie very we think closely to radio listening approximately at this point 10% of all radio listening taking place on HD radio receivers.

Steven Frankel  - Dougherty & Company - Analyst

Okay, great. Thank you.

Jon Kirchner  - DTS, Inc. - President and CEO

Steve, just one add, obviously as we get to the end of fiscal 2015 and start to provide guidance around 2016, we will provide more color obviously on just kind of how the fiscal year ended up as it relates to this business and our collective business. Just we want to obviously get through the calendar year before we really talk to some of that data which is why we gave you the range in the slide deck.

Mel Flanigan  - DTS, Inc. - CFO

(multiple speakers) We must have not met while because all the other guys on the call certainly have seen our decks and they know those numbers but happy to discuss when it is appropriate.

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SEPTEMBER 02, 2015 / 12:00PM GMT, DTSI - DTS Inc Conference Call to Discuss its Definitive Agreement to Acquire iBiquity Digital Corporation

Steven Frankel  - Dougherty & Company - Analyst

I appreciate that. Thank you.

Operator

This concludes the Q&A session. Thank you for your participation on the call today.

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FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended.  These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which DTS and iBiquity operate and beliefs of and assumptions made by DTS, iBiquity and their respective management teams, involve uncertainties that could significantly affect the financial results of DTS or iBiquity or the combined company.  Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  Such forward-looking statements include, but are not limited to, statements about the benefits of the transaction involving DTS and iBiquity, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions.  All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to the increasing availability of HD Radio receivers in new vehicles, opportunities for additional geographic, service and technology expansion, integrating our companies, and the expected timetable for completing the proposed transaction — are forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.  Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.  For example, these forward-looking statements could be affected by factors including, without limitation:

•                 the possibility that iBiquity or DTS may be adversely affected by economic, business and/or competitive factors before or after closing of the transaction;

•                 the availability of HD Radio receivers in new vehicles;

•                 the ability to successfully complete the integration of the business being acquired from iBiquity by, among other things, realizing revenue, expense and other synergies, renewing contracts on competitive terms, successfully leveraging the information technology platform of the acquired business, and retaining key personnel; and

•                 any adverse effect to DTS’ business or the business being acquired from iBiquity due to uncertainty relating to the transaction.

This list of important factors is not intended to be exhaustive.  Additional risks and factors are discussed in reports filed with the Securities and Exchange Commission (“SEC”) by DTS from time to time, including those discussed under the heading “Risk Factors” in its most recently filed reports on Form 10-K and 10-Q.  DTS assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.